EXHIBIT 23

                       CONSENT TO INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-31326) of Vectren Corporation and the Registration Statements on Form S-8 (Nos. 333-33608 and 333-33684) of Vectren Corporation of our report dated December 15, 2000 relating to the financial statements of The Dayton Power and Light Company's natural gas retail distribution business for the year ended December 31, 1999, which appears in this Current Report on Form 8-K.


\s\PricewaterhouseCoopers LLP


Dayton, Ohio
January 16, 2001